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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                         ------------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2007


                        EAGLE ROCK ENERGY PARTNERS, L.P.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                        001-33016              68-0629883
-------------------------------         -----------          -------------------
(State or other jurisdiction of         Commission            (I.R.S. Employer
 incorporation or organization)         File Number          Identification No.)


       16701 Greenspoint Park Drive, Suite 200
                   Houston, Texas                                 77060
        -------------------------------------                     -----
      (Address of principal executive offices)                  (Zip Code)


                                 (281) 408-1200
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.01.      Completion of Acquisition or Disposition of Assets

Montierra Acquisition
---------------------

         On April 30, 2007, Eagle Rock Energy Partners, L.P., a Delaware limited partnership ("Eagle Rock," or "Contributee") completed the acquisition of certain fee minerals, royalties and working interest properties from Montierra Minerals & Production, L.P., a Delaware limited partnership ("Montierra"), and NGP-VII Income Co-Investment Opportunities, L.P., a Texas limited partnership ("Co-Invest") for an aggregate purchase price of $127,400,000 (the "Montierra Acquisition"). Moniterra and NGP received as consideration a total of 6,390,400 Eagle Rock common units and $6,000,000 in cash.

         One or more Natural Gas Partners private equity funds ("NGP") directly or indirectly owns a majority of the equity interests in Eagle Rock, Montierra and Co-Invest. Because of the potential conflict of interest between the interests of Eagle Rock Energy G&P, LLC (the "Company") and the public unitholders of Eagle Rock, the Board of Directors authorized the Company's Conflicts Committee to review, evaluate, and, if determined appropriate, approve the Montierra Acquisition. The Conflicts Committee, consisting of independent Directors of the Company, determined that the Montierra Acquisition was fair and reasonable to Eagle Rock and its public unitholders and recommended to the Board of Directors of the Company that the transaction be approved and authorized. In determining the purchase consideration for the Montierra Acquisition, the Board of Directors considered the valuation of the properties involved in the transaction, the valuation of the units to be offered as consideration in the transaction, and the cash flow of Montierra, including cash receipts and royalty interests.

         As previously announced, the assets conveyed in this transaction include interests in approximately 5.6 million gross mineral acres and 420,000 net mineral acres, and interests in over 2,500 wells with net proved producing reserves of approximately 4.6 billion cubic feet of natural gas (unaudited) and
2.5 million barrels of crude oil (unaudited).

         As this transaction introduces exposure of Eagle Rock and its unitholders to risks normally associated with the oil and natural gas industry, Eagle Rock believes that following risks factors should be considered with respect to an investment in our company:

Eagle Rock may experience difficulties in integrating Montierra's business and could fail to realize potential benefits of the acquisition.

         Achieving the anticipated benefits of the acquisition of the assets from Montierra depends in part upon whether Eagle Rock is able to integrate Montierra's business, which is a line of business different from Eagle Rock's traditional midstream energy gathering and processing business, in an efficient and effective manner. Eagle Rock may not be able to accomplish this integration process smoothly or successfully. The difficulties combining the two companies' businesses potentially will include, among other things:

     o Geographically separated organizations and possible differences in corporate cultures and management philosophies;
     o Significant demands on management resources, which may distract management's attention from day-to-day business;
     o Differences in the disclosure systems, accounting systems, and accounting controls and procedures of the two companies, which may interfere with the ability of Eagle Rock to make timely and accurate public disclosure;
     o The demands of managing new lines of business acquired from Montierra in the acquisition.

         Any inability to realize the potential benefits of the acquisition, as well as any delays in integration, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may affect the value of Eagle Rock common units after the acquisition.

The returns on Montierra's oil and gas investments are subject to fluctuation as a result of changes in oil and natural gas prices.

         The reserves attributable to the underlying properties and the revenue generated therefrom are highly dependent upon the prices realized from the sale of oil and natural gas. Prices of oil and natural gas can fluctuate widely on a quarter-to-quarter basis in response to a variety of factors that are beyond the control of Eagle Rock. These factors include, among other things:

     o Political conditions or hostilities in oil and natural gas producing regions;
     o    Weather conditions or force majeure events;
     o Delays or cancellations of crude oil and natural gas drilling and production activities;
     o    Levels of supply of and demand for oil and natural gas;
     o    U.S. and worldwide economic conditions;
     o    The price and availability of alternative fuels; and
     o    Energy conservation and environmental measures.

         Moreover, government regulations can affect commodity prices in the long term. Lower prices of oil and natural gas will reduce the amount of the net proceeds from the Montierra assets to which Eagle Rock is entitled and may ultimately reduce the amount of oil and natural gas that is economic to produce from the underlying properties. As a result, the operator of any of the underlying properties could determine during periods of low commodity prices to shut in or curtail production from wells on the underlying properties. In addition, the operator of the underlying properties could determine during periods of low commodity prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices. The volatility of commodity prices may cause the amount of returns to unitholders to fluctuate, and a substantial decline in the price of oil and natural gas will reduce the amount of cash available for distribution to the unitholders.

Risks associated with the production, gathering, transportation and sale of oil and natural gas could adversely affect returns.

        The revenues from the Montierra assets and the value of the Eagle Rock units, which is derived from the Montierra assets, will depend upon, among other things, oil and natural gas production and prices and the costs incurred by the operators to develop and exploit oil and natural gas reserves attributable to the underlying properties. Drilling, production or transportation accidents that temporarily or permanently halt the production and sale of oil and natural gas at any of the underlying properties will reduce the amount of net proceeds generated from the Montierra assets. For example, accidents may occur that result in personal injuries, property damage, damage to productive formations or equipment and environmental damages. Any costs incurred by the operators in connection with any such accidents that are not insured against will have the effect of reducing the net proceeds available for distribution to Eagle Rock unitholders. In addition, curtailments or damage to pipelines used by the operators to transport oil and natural gas production to markets for sale could reduce the amount of net proceeds available for distribution. Any such curtailment or damage to the gathering systems used by the operators could also require such operators to find alternative means to transport the oil and natural gas production from the underlying properties, which alternative means could require such operators to incur additional costs that will have the effect of reducing returns to the unitholders.

Laser Acquisition
-----------------

         On May 3, 2007, Eagle Rock completed the acquisition of all of the non-corporate interests of Laser Midstream Energy, LP, including its subsidiaries Laser Quitman Gathering Company, LP, Laser Gathering Company, LP, Hesco Gathering Company, LLC, and Hesco Pipeline Company, LLC (the "Laser Acquisition") for a total purchase price of $136,800,000, consisting of $110,000,000 in cash and 1,407,895 of Eagle Rock common units, subject to customary post-closing adjustments.

         The assets subject to this transaction include over 405 miles of gathering systems and related compression and processing facilities in South Texas, East Texas and North Louisiana.

         A press release issued by Eagle Rock on May 3, 2007, announcing the Montierra Acquisition, the Laser Acquisition and the Offering described in Item
3.02 is attached hereto as Exhibit 99.1.

Item 3.02.      Unregistered Sales of Equity Securities

         On May 3, 2007, Eagle Rock completed the sale of 7,005,495 common units (the "Offering") to several institutional purchasers in a private offering exempt from registration pursuant to Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the "Securities Act"). The units were purchased at a price of $18.20 per unit resulting in gross proceeds of $127,500,000. The proceeds from the Offering were used to fully fund the cash portion of the purchase price of the Laser Acquisition and other general company purposes.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (b)  Change of Officer Designation

         Concurrent with the closing of the Montierra Acquisition effective May 1, 2007, Alex A. Bucher, Jr. ceased to be the Chief Executive Officer of Eagle Rock Energy G&P, LLC ("Eagle Rock Energy G&P"), the general partner of Eagle Rock Energy GP, L.P., which is the general partner of the registrant. Mr. Bucher continues to serve as President and Chief Operating Officer of Eagle Rock Energy G&P.

         (c)  Appointment of Certain Officers

Concurrent with the closing of the Montierra Acquisition effective May 1, 2007, the Board of Directors of Eagle Rock Energy G&P appointed Joseph A. Mills, age 47, as its Chairman and Chief Executive Officer of Eagle Rock Energy G&P. Prior to joining Eagle Rock, Mr. Mills served as Chief Executive Officer of Montierra Minerals & Production, LP, from April 2006 to April 2007. Prior to Montierra, Mr. Mills was Sr. Vice-President of Operations for a privately held mineral company in Houston, TX. Previously, Mr. Mills was a Senior Vice President at El Paso Corporation, joining El Paso Corporation as part of its 1999 merger with Sonat, Inc., where he had spent 18 years in various executive and senior-level management positions within Sonat Exploration Company.

         In connection with Mr. Mills' appointment to Chief Executive Officer, Eagle Rock anticipates that Mr. Mills will receive an annual salary of $250,000 for compensation as Chief Executive Officer of Eagle Rock Energy G&P. Mr. Mills also will be eligible to receive a bonus as determined by the Compensation Committee of Eagle Rock Energy G&P, which currently is in the process of evaluating the compensation practices of all Eagle Rock Energy G&P officers and which at this time does not have a recommendation on the amount of such potential bonus or the criteria that will be used to determine the appropriate amount of such bonus. Additionally, Eagle Rock anticipates that Mr. Mills will receive a grant of common units, subject to a vesting requirement over a term of years, allocated under the Eagle Rock Energy Partners, L.P. 2006 Long-Term Incentive Plan from a pool of common units specifically available to officers who became officers of Eagle Rock Energy G&P in connection with the Montierra Transaction. The Compensation Committee currently is evaluating the appropriate level of such grant and does not have a recommendation as of the date of this report.

         As discussed above, in connection with the closing of the Montierra Acquisition on April 30, 2007, effective May 1, 2007 Alex A. Bucher, Jr. has been reappointed as its President and Chief Operating Officer of Eagle Rock Energy G&P. For Mr. Bucher's biography and description of his business experience, please refer to Eagle Rock's annual report on Form 10-K for the year ended December 31, 2006.

         (d)  Election of Director

         Concurrent with the closing of the Montierra Acquisition, effective May 1, 2007, the Board of Directors of Eagle Rock Energy G&P filled a currently existing vacancy on its Board of Directors by appointing Mr. Mills as a director and appointing him as the Chairman of the Board.


Item 9.01.      Financial Statements and Exhibits

        (d)     Exhibits.

Exhibit No.             Description of Document
--------------------------------------------------------------------------------
99.1                    Press Release dated May 3, 2007.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EAGLE ROCK ENERGY PARTNERS, L.P.

                                        By: Eagle Rock Energy GP, L.P., its
                                            general partner

                                        By: Eagle Rock Energy G&P, LLC, its
                                            general partner


Date: May 4, 2007                       By: /s/ Richard W. FitzGerald
                                            ------------------------------------
                                                Richard W. FitzGerald
                                                Senior Vice President, Chief
                                                Financial Officer